Exhibit 10.2

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this “Sixth Amendment”) is made and entered into as of September 30, 2026, by and among CIBC Bank USA, with an office located at 120 South LaSalle Street, Chicago, Illinois 60603 (“Lender”), Kingsway Warranty Holdings LLC, a Delaware limited liability company (“KWH”), Geminus Holding Company, Inc., a Delaware corporation (“Geminus”), IWS Acquisition Corporation, a Florida corporation (“IWS”), and PWI Holdings, Inc., a Pennsylvania corporation (“PWI Holdings”) (KWH, Geminus, IWS and PWI Holdings are collectively referred to herein as “Borrowers” and individually as a “Borrower”), and the other Loan Parties party hereto.

W I T N E S S E T H:

Whereas, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations to Borrowers pursuant to (a) that certain Loan and Security Agreement dated as of December 1, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 10, 2022, that certain Second Amendment to Loan and Security Agreement dated as of February 28, 2023, that certain Third Amendment to Loan and Security Agreement dated as of May 24, 2024, that certain Fourth Amendment to Loan and Security Agreement dated as of May 7, 2025, that certain Fifth Amendment to Loan and Security Agreement dated as of December 18, 2025, and that certain Consent and Amendment Letter Agreement dated as of May 12, 2026 (the “Consent Letter”), each by and among Borrowers, the other Loan Parties party thereto, Trinity Warranty Solutions LLC, a Delaware limited liability company (“Trinity”) and Lender (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

Whereas, prior hereto, (a) the Term Loan and the Delayed Draw Term Loan were each repaid in full, and (b) Trinity released as a Borrower under the Loan Agreement pursuant to the Consent Letter.

Whereas, Borrowers desire Lender to, among other things, (a) convert a portion of the outstanding Revolving Loans into the “2026 Term Loan” (as hereinafter defined) in the principal amount of Four Million and no/100 Dollars ($4,000,000.00), (b) modify the repayment terms of the 2024 Term Loan, and (c) extend the Revolving Loan Termination Date from March 31, 2027, to May 24, 2029 (collectively, the “Additional Financial Accommodations”);

Whereas, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Sixth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrowers hereby agree as set forth in this Sixth Amendment.

1.	Definitions:

1.1         Use of Defined Terms. Except as expressly set forth in this Sixth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement, as amended hereby.

1.2         Amended Definitions. Effective as of the Sixth Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement:

Excess Cash Flow means, for any period, the remainder of (a) Consolidated Adjusted Modified Cash EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments made during such period of principal of the 2024 Term Loan, the 2024 Delayed Draw Term Loan and the 2026 Term Loan, plus (ii) voluntary prepayments of the 2024 Term Loan, the 2024 Delayed Draw Term Loan and the 2026 Term Loan pursuant to Section 5.2.1 during such period, plus (iii) cash payments made in such period with respect to unfinanced Capital Expenditures, plus (iv) all federal, state, provincial, territorial, local and foreign income taxes and Permitted Tax Distributions paid or payable in cash by the Borrowers during such period, plus (v) cash Interest Expense of the Borrowers during such period, in each case calculated based on the audited Fiscal Year-end consolidated financial statements of KWH and its Subsidiaries.

Fixed Charge Coverage Ratio means, for any Computation Period with respect to Borrowers and their Subsidiaries, the ratio of (a) the total for such period of Consolidated Adjusted Modified Cash EBITDA minus the sum of (i) federal, state, provincial, territorial, local and foreign income taxes paid in cash by the Loan Parties,

(ii) all unfinanced Capital Expenditures and (iii) all dividends, distributions and other redemption or other payments made to any owner of Borrowers’ Capital Securities (excluding the Permitted Revolving Loan Proceeds Distribution), to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including (1) the 2024 Term Loan, (2) the 2024 Delayed Draw Term Loan, and (3) the 2026 Term Loan, but excluding the Revolving Loans).

Loan or Loans means, as the context may require, Revolving Loans, the 2024 Term Loan, the 2024 Delayed Draw Term Loan and/or the 2026 Term Loan. For avoidance of doubt, the Term Loan and Delayed Draw Term Loan were repaid in full as of the Third Amendment Effective Date.

Revolving Commitment means $1,000,000.00, as reduced from time to time pursuant to Section 5.1.

Revolving Loan Termination Date means the earlier of (a) May 24, 2029, or (b) the Termination Date.

1.3.       New Definitions. Effective as of the Sixth Amendment Effective Date, the following new definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order, respectively:

2026 Term Loan shall have the meaning specified in Section 2.1.2(a)(iii).

2026 Term Loan Commitment means Four Million and no/100 Dollars ($4,000,000.00).

2026 Term Loan Maturity Date means the earlier of (a) May 24, 2029, or (b) the Termination Date.

Sixth Amendment Effective Date means September 30, 2026.

2.           Amendments to Loan Agreement.Effective as of the Sixth Amendment Effective Date, the Loan Agreement is hereby amended as follows:

A.           2026 Term Loan. Section 2.1.2(a) of the Loan Agreement is hereby amended by adding the following new Section 2.1.2(a)(iii) immediately after Section 2.1.2(a)(ii) as follows:

“(iii) Prior to the Sixth Amendment Effective Date, Lender made available to Borrowers a revolving line of credit loan in a maximum aggregate principal amount not to exceed $5,000,000.00 (the “Existing Revolving Loan”). Effective as of the Sixth Amendment Effective Date, $4,000,000 of the outstanding principal balance of Existing Revolving Loan shall be converted into a term loan and shall be represented by the 2026 Term Note in the principal amount of Four Million and no/100 Dollars ($4,000,000) (the “2026 Term Loan”), which Loan shall be evidenced by and repaid in accordance with the 2026 Term Note and the terms of this Loan Agreement. The 2026 Term Loan Commitment shall expire on the Sixth Amendment Effective Date and any amounts repaid with respect to the 2026 Term Loan may not be reborrowed. For avoidance of doubt, the remaining $1,000,000 principal balance of the Existing Revolving Loan shall continue to be a Revolving Loan under Section 2.1.1.”

              B.           Borrowing Procedures. Section 2.2.2 of the Loan Agreement is hereby amended by deleting Section 2.2.2 in its entirety and substituting therefor the following:

“2.2.2 Borrowing Procedures. Each Loan may be divided into tranches which are, either a Base Rate Loan or a SOFR Loan (each a “type” of Loan), as Borrowers shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3.”

              C.             Notes. Section 2.4 of the Loan Agreement is hereby amended by deleting Section 2.4 in its entirety and substituting therefor the following:

“2.4 Notes. At Lender’s request, the Loans shall be evidenced by Notes, with appropriate insertions, payable to the order of Lender in (i) a face principal amount equal to the Revolving Commitment, (ii) a face principal amount equal to the 2024 Term Loan Commitment, (iii) a face principal amount equal to the 2024 Delayed Draw Term Loan Commitment, and (iv) a face principal amount equal to the 2026 Term Loan Commitment, as applicable.”

              D.            Mandatory Prepayments. Section 5.2.2(a) of the Loan Agreement is hereby amended by deleting the first sentence of Section 5.2.2(a) in its entirety and substituting therefor the following:

“(a) Borrowers shall make prepayments of the 2024 Term Loan until the 2024 Term Loan is paid in full, and then prepayments of the 2024 Delayed Draw Term Loan until the 2024 Delayed Draw Term Loan is paid in full, and then prepayments of the 2026 Term Loan until the 2026 Term Loan is paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):”

E.           Manner of Prepayments. Section 5.3 of the Loan Agreement is hereby amended by deleting Section 5.3 in its entirety and substituting therefor the following:

   “5.3 Manner of Prepayments. Each voluntary partial prepayment shall be in a principal amount of $500,000 or a higher integral multiple of $50,000. All prepayments of the 2024 Term Loan, the 2024 Delayed Draw Term Loan and the 2026 Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding SOFR Loans in direct order of Interest Period maturities.”

F.            Repayments. Section 5.4.2 of the Loan Agreement is hereby amended by deleting Section 5.4.2 in its entirety and substituting therefor the following:“5.4.2 2024 Term Loan, 2024 Delayed Draw Term Loan and 2026 Term Loan.

(a)    2024 Term Loan. The principal amount of the 2024 Term Loan shall be paid in quarterly installments equal to $251,622.19 each payable on September 30, 2026, and on the last day of each calendar quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the 2024 Term Loan shall be paid in full on the 2024 Term Loan Maturity Date.

(b)    2024 Delayed Draw Term Loan. The principal amount of the 2024 Delayed Draw Term Loan shall be paid in quarterly installments equal to $158,203.13 each payable on September 30, 2026, and on the last day of each calendar quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the 2024 Delayed Draw Term Loan shall be paid in full on the 2024 Delayed Draw Term Loan Maturity Date.

(c)    2026 Term Loan. The principal amount of the 2026 Term Loan shall be paid in quarterly installments equal to $150,000.00 each payable on September 30, 2026, and on the last day of each calendar quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the 2026 Term Loan shall be paid in full on the 2026 Term Loan Maturity Date.”

G.          Assignment. Clause (b) of Section 14.13.1 of the Loan Agreement is hereby amended by deleting such clause (b) in its entirety and substituting therefor the following:

“(b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Lender and the Assignee,shall have the rights and obligations of Lender hereunder and (ii) Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, Lender) pursuant to an effective assignment agreement, Borrowers shall execute and deliver to the Assignee (and, as applicable, Lender) Notes in the principal amounts of (i) the Assignee's pro rata share of the Revolving Commitment, (ii) the principal amount of the Assignee's 2024 Term Loan, (iii) the principal amount of the Assignee’s 2024 Delayed Draw Term Loan and (iv) the principal amount of the Assignee's 2026 Term Loan (and, as applicable, Notes in (i) the principal amounts of the pro rata share of the Revolving Commitment retained by Lender, (ii) the principal amount of the 2024 Term Loan retained by Lender, (iii) the principal amount of the 2024 Delayed Draw Term Loan retained by Lender, and (iv) the principal amount of the 2026 Term Loan retained by Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Lender of such Note, Lender shall return to Borrowers any prior Note held by it.”

H.          Annex A. Annex A attached to the Loan Agreement is hereby amended by deleting Annex A attached to the Loan Agreement in its entirety and substituting therefor Annex A attached to this Sixth Amendment and incorporated herein.

I.            Exhibit B – Compliance Certificate. Exhibit B attached to the Loan Agreement is hereby amended by deleting Exhibit B attached to the Loan Agreement in its entirety and substituting therefor Exhibit B attached to this Sixth Amendment and incorporated herein.

3.           Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrowers is subject to the full and timely performance of the following conditions precedent:

3.1.        Borrowers executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)      a duly executed original of this Sixth Amendment;

(ii)     a duly executed original 2026 Term Note executed and delivered by Borrowers to Lender in the principal amount of the 2026 Term Loan Commitment;

(iii)    a fully executed original Revolving Note; and

(iv)    such other agreements, documents and instruments as Lender may reasonably request.

3.2.         No Event of Default or Default exists under the Loan Agreement, as amended by this Sixth Amendment, or the other Loan Documents;

3.3.        No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date hereof shall be pending or known to be threatened against any Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of any Borrower or the capability of any Borrower to pay its obligations and liabilities to Lender; and

3.4.         There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrowers’ most recently delivered financial statements to Lender.

4.           Reservation of Rights. Lender continues to reserve all of its rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the other Loan Documents, as well as any rights and remedies at law, in equity or otherwise. Upon the occurrence of an Event of Default under the Loan Agreement, Lender may exercise all of its rights and remedies, whether pursuant to the Loan Agreement, the other Loan Documents, at law, in equity or otherwise.

5.            Conflict. If, and to the extent, the terms and provisions of this Sixth Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Sixth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Sixth Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Sixth Amendment, shall remain in and have its intended full force and effect, and Lender and the Loan Parties hereby affirm, confirm and ratify the same.

6.            Reaffirmation. Borrowers hereby reaffirm and remake all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby, and the other Loan Documents.

7.          Severability. Wherever possible, each provision of this Sixth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Sixth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Sixth Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

8.	Fees, Costs and Expenses.

A.    Contemporaneously herewith, Borrowers shall pay to Lender a fully earned non-refundable commitment fee in the amount of $23,893.00.

B.    Borrowers agree to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Sixth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

9.           Choice of Law. This Sixth Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

10.         Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Sixth Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Sixth Amendment and such other agreements, documents and instruments; provided, however, each Loan Party shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

11.          Waiver of Jury Trial. EACH LOAN PARTY AND LENDER HEREBY WAIVES THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

12.        Organizational Information. The Loan Parties (excluding Borrowers) hereby represent and warrant to Lender that as of the Sixth Amendment Effective Date, (a) the formation and organizational documents of each Loan Party (excluding Borrowers) attached to those certain Company General Certificates dated as of December 1, 2020, executed and delivered by each Loan Party (excluding Borrowers) to Lender (the “Certificates”), have not been modified or altered in any way, (b) the officers, members or managers, as applicable, for each Loan Party (excluding Borrowers) set forth in the Certificates that are authorized to execute documents on behalf of each Loan Party (excluding Borrowers) remain duly authorized officers, members or managers of each Loan Party (excluding Borrowers), (c) the resolutions attached to the Certificates have not been modified, rescinded or altered in any way and are sufficient to authorize the execution and delivery of this Sixth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith and (d) the Loan Parties (excluding Borrowers) are and continue to be in good standing in the state of their formation and in all other states where they are qualified or licensed to do business in which the laws thereof require the Loan Parties (excluding Borrowers) to be so qualified or licensed except where the failure to qualify would not have a Material Adverse Effect.

[signature page follows]

In Witness Whereof, Lender, Borrowers and the other Loan Parties party hereto have caused this Sixth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

Lender:

CIBC Bank USA

By:       /s/ Megan Lingle

Name: Megan Lingle

Title:   Managing Director

[Signatures continue on next page]

[Signature page to Sixth Amendment to Loan and Security Agreement]

Borrowers:

By:        /s/ Kent Hansen

Kent Hansen

Authorized signatory of each of the following entities:

KINGSWAY WARRANTY HOLDINGS LLC, a Delaware limited liability company

GEMINUS HOLDING COMPANY, INC., a Delaware corporation

IWS ACQUISITION CORPORATION, a Florida corporation

PWI HOLDINGS, INC., a Pennsylvania corporation

Other Loan Parties:

By:        /s/ Kent Hansen

Kent Hansen

Authorized signatory of each of the following entities:

PRIME AUTO CARE INC., a Delaware corporation

THE PENN WARRANTY CORPORATION, a Pennsylvania corporation

PREFERRED WARRANTIES, INC., a Pennsylvania corporation

[Signature page to Sixth Amendment to Loan and Security Agreement]

EXHIBIT A

Commitments

Lender	Revolving Commitment Amount	2024 Term Loan Commitment	2024 Delayed Draw Term Loan Commitment	2026 Term Loan Commitment
CIBC Bank USA	$1,000,000.00	$15,000,000.00*	$6,000,000.00	$4,000,000.00**
TOTALS	$1,000,000.00	$15,000,000.00*	$6,000,000.00	$4,000,000.00**

*Funded in full on the Third Amendment Effective Date.

**Funded in full on the Sixth Amendment Effective Date.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:         CIBC Bank USA, as Lender

Please refer to the Loan and Security Agreement dated as of December 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”) among Kingsway Warranty Holdings LLC, a Delaware limited liability company (“KWH”), Geminus Holding Company, Inc., a Delaware corporation (“Geminus”), IWS Acquisition Corporation, a Florida corporation (“IWS”), and PWI Holdings, Inc., a Pennsylvania corporation (“PWI”) (KWH, Geminus, IWS and PWI are collectively referred to herein as “Borrowers” and individually as a “Borrower”), the other Loan Parties thereto and CIBC Bank USA, as Lender. Terms used but not otherwise defined herein are used herein as defined in the Loan and Security Agreement.

I.

Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of Borrowers as at ,   (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrowers as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.

Financial Tests. Borrowers hereby certify and warrant to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan and Security Agreement:

A.	Section 11.14.1 - Minimum Fixed Charge Coverage Ratio

	1.	Consolidated Net Income		$

	2.	Interest Expense	$
		income tax expense	$
		depreciation	$
		amortization	$
		non-cash charges or losses	$
		other (change in DAC)	$

	3.	Change in Deferred Revenue	$

	4.	Consolidated Loss Multiple	%

	5.	Item 3 times Item 4	$

	6.	Sum of Items 1, 2 and 5 (Consolidated Adjusted Modified Cash EBITDA)		$

	7.	Income taxes paid	$

	8.	Capital Expenditures	$

	9.	Dividends and Distributions	$

10.	Sum of (7), (8) and (9)		$

11.	Remainder of (6) minus (10)		$

12.	Interest Expense	$

13.	Required payments of principal of Funded Debt	$
(including (1) the 2024 Term Loan, (2) the 2024 Delayed Draw Term Loan, and (3) the 2026 Term Loan, but excluding the Revolving Loans)

14.	Sum of (12) and (13)		$

15.	Ratio of (11) to (14) to 1.00

16.	Minimum Required	to 1.00 (per 11.14.1)

B.	Section 11.14.2 – Maximum Senior Cash Flow Leverage Ratio

	1.	Senior Debt	$

	2.	Consolidated Adjusted Modified Cash EBITDA (from Item A(6) above)	$

	3.	Ratio of (1) to (2) to 1

	4.	Maximum permitted	to 1 (per 11.14.2)

C.	Section 11.14.3 - Capital Expenditures

	1.	Capital Expenditures for the Fiscal Year	$

	2.	Maximum Permitted Capital Expenditures	$750,000 (per 11.14.3)

Borrowers further certify to you that no Default or Event of Default has occurred and is continuing.

KWH has caused this Certificate to be executed and delivered by its duly authorized signatory on behalf of it and all of the Borrowers on          ,          .

Kingsway Warranty Holdings LLC,

a Delaware limited liability company

By:

Name:

Its:

2026 TERM NOTE

September 30, 2026
$4,000,000.00	Chicago, Illinois

The undersigned, for value received, jointly and severally promises to pay to the order of CIBC Bank USA (“Lender”) and its registered assigns at its principal office in Chicago, Illinois the aggregate unpaid amount of the 2026 Term Loan made to the undersigned by Lender pursuant to the Loan and Security Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Loan and Security Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of the 2026 Term Loan from the date of the 2026 Term Loan until the 2026 Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This 2026 Term Note evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Loan and Security Agreement dated as of December 1, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 10, 2022, that certain Second Amendment to Loan and Security Agreement dated as of February 28, 2023, that certain Fourth Amendment to Loan and Security Agreement dated as of May 7, 2025, that certain Fifth Amendment to Loan and Security Agreement dated as of December 18, 2025, that certain Consent and Amendment Letter Agreement dated as of May 12, 2026, and that certain Sixth Amendment to Loan and Security Agreement of even date herewith (collectively, as further amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”; terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), each by and between the undersigned, the other Loan Parties thereto and Lender, to which Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this 2026 Term Note may or must be paid prior to its due date or its due date accelerated.

[signature page follows]

This 2026 Term Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

Borrowers:

By:         /s/ Kent Hansen

Kent Hansen, an authorized

signatory of each of the following entities:

KlNGSWAY WARRANTY HOLDINGS LLC, a Delaware limited liability company

GEMINUS HOLDING COMPANY, INC., a Delaware corporation

IWS ACQUISITION CORPORATION, a Florida corporation

PWI HOLDINGS, INC., a Pennsylvania corporation

[Signature Page to 2026 Term Note]

REVOLVING NOTE

September 30, 2026
$1,000,000.00	Chicago, Illinois

The undersigned, for value received, jointly and severally promises to pay to the order of CIBC Bank USA (“Lender”) and its registered assigns at its principal office in Chicago, Illinois the aggregate unpaid amount of all Revolving Loans made to the undersigned by Lender pursuant to the Loan and Security Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of Lender), such principal amount to be payable on the dates set forth in the Loan and Security Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Revolving Note (this “Note”) evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Loan and Security Agreement dated as of December 1, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 10, 2022, that certain Second Amendment to Loan and Security Agreement dated as of February 28, 2023, that certain Third Amendment to Loan and Security Agreement dated as of May 24, 2024, that certain Fourth Amendment to Loan and Security Agreement dated as of May 7, 2025, that certain Fifth Amendment to Loan and Security Agreement dated as of December 18, 2025, that certain Consent and Amendment Letter Agreement dated as of May 12, 2026, and that certain Sixth Amendment to Loan and Security Agreement of even date herewith, each by and among Borrowers, the other Loan Parties party thereto and Lender (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”; terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), between the undersigned, the other Loan Parties thereto and Lender, to which Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this Revolving Note may or must be paid prior to its due date or its due date accelerated.

This Note is a renewal, amendment and substitution, and not a discharge, novation or in satisfaction, of that certain Revolving Note dated as of December 18 2025, in the original principal amount of Five Million and no/100 Dollars ($5,000,000.00), executed by the undersigned in favor of Lender.

[signature page follows]

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

Borrowers:

By:         /s/ Kent Hansen

signatory of each of the following entities:

KINGSWAY WARRANTY HOLDINGS LLC, a Delaware limited liability company

GEMINUS HOLDING COMPANY, INC., a Delaware corporation

IWS ACQUISITION CORPORATION, a Florida corporation

PWI HOLDINGS, INC., a Pennsylvania corporation

Signature Page to Revolving Note